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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in this registration statement on Form S-4 (File no. 333-76883) of our report dated March 11, 1999, on our audit of the statement of assets acquired and liabilities assumed of the Environmental and Facilities Management Group of ICF Kaiser International, Inc. as of December 31, 1998, and the related statement of operating revenue and expenses for the year then ended. We also consent to the reference to our firm under the caption "Experts".

                                          PricewaterhouseCoopers LLP

McLean, VA

August 27, 1999